Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2011 Earnings

SAN JOSE, Calif., April 28, 2011—DSP Group, Inc. (NASDAQ: DSPG), a leading global provider of wireless chipset solutions for converged communications at home, announced today its results for the first quarter ended March 31, 2011.

First Quarter Results:

Revenues for the first quarter of 2011 were $48,776,000, a decrease of 13% from revenues of $56,109,000 for the first quarter of 2010. Net loss for the first quarter of 2011 was $4,564,000, as compared to a net loss of $184,000 for the first quarter of 2010. Loss per share for the first quarter of 2011 was $0.19, as compared to a loss per share of $0.01 for the first quarter of 2010.

Non-GAAP Results:

Non-GAAP net loss and diluted loss per share for the first quarter of 2011 were $1,119,000 and $0.05, respectively, as compared to non-GAAP net income of $2,657,000 and non-GAAP diluted earnings per share of $0.11 for the first quarter of 2010. Non-GAAP net loss and diluted loss per share for the first quarter of 2011 excluded the impact of amortization of acquired intangible assets in the amount of $2,196,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V., equity-based compensation expenses of $1,839,000 and restructuring income of $590,000 associated with the reorganization of our European operations.

Non-GAAP net income and diluted EPS for the first quarter of 2010 excluded the impact of amortization of acquired intangible assets in the amount of $2,498,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V., equity-based compensation expenses of $2,843,000 and income from the reversal of a reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations in the amount of $2,500,000, recorded in the cost of goods sold.

Ofer Elyakim, CEO of DSP Group, stated “Our business results for the first quarter were consistent with our financial projections. Furthermore, we believe that the inventory correction that impacted our results in both the fourth quarter of 2010 and first quarter of 2011 is finally behind us. We anticipate solid demand going forward and expect our second quarter revenues to grow by approximately 20% compared to the first quarter of 2011.” Mr. Elyakim also stated, “We are happy to announce that two leading telecommunication operators in Western Europe chose to integrate our DECT CAT-iq products in their new line of residential gateways with commercial shipments of such products having taken place already in the first quarter.”

The Company believes that the non-GAAP presentation of net income and diluted EPS presented in this press release is useful to investors in comparing results for the quarter ended March 31, 2011 to the same period in 2010 because the exclusion of the above noted expenses may provide a more meaningful analysis of the Company’s core operating results. Further, the Company believes it is useful to investors to understand how the expenses associated with equity-based compensations expenses are reflected on its statements of income.

Forward Looking Statements

This press release contains statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Elyakim’s statements about the conclusion of the inventory correction, as well as the Company’s expectation that second quarter revenues will grow by approximately 20% as compared to the first quarter of 2011. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the timing and ability of the market to recover and the corresponding recovery of DSP Group’s customers; the impact of reductions in lead times and inventory levels by DSP Group customers and their customers; unexpected delays in the introduction of new products; especially the new generation of multimedia products; fluctuations in gross margins associated with the sale of existing products; slower than expected change in the nature of residential communications domain; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner or failure of such products to achieve broad market acceptance; and general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2010 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

About DSP Group

DSP Group, Inc. (NASDAQ: DSPG) is a leading global provider of wireless chipset solutions for converged communications at home. Delivering system solutions that combine semiconductors and software with reference designs, DSP Group enables consumer electronics (CE) manufacturers to cost-effectively develop new revenue-generating applications with fast time to market. At the forefront of semiconductor innovation and operational excellence for over two decades, and with a growing share of the wireless home telephony market, DSP Group provides a broad portfolio of wireless chipsets integrating DECT, Wi-Fi, PSTN and VoIP technologies with state-of-the-art application processors. Enabling converged voice, audio, video and data connectivity across diverse consumer products – from cordless and VoIP phones to home gateways and connected multimedia screens – DSP Group proactively partners with CE manufacturers to shape the future of converged communications at home. For more information, visit www.dspg.com.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the first quarter of 2011 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at http://www.media-server.com/m/em/mu5zva28/r/1

If you cannot join the call, please listen to the replay, which will be available for one week after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 86982344)

—International Dial-In # 1-617-801-6888 (passcode: 86982344)

For more information, please contact Victor Halpert, Investor Relations Consultant; Tel: 1 917 602 2965

Email: victor.halpert@dspg.com

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	Unaudited	Unaudited
Revenues	$48,776	$56,109
Cost of revenues	31,548	32,521

Gross profit	17,228	23,588
Operating expenses:
Research and development	14,190	13,491
Sales and marketing	4,019	4,444
General and administrative	3,070	3,762
Amortization of intangible assets	2,196	2,498
Restructuring expenses (income)	(590)	—

Total operating expenses	22,885	24,195

Operating loss	(5,657)	(607)
Other income:
Financial income, net	469	425

Loss before taxes on income	(5,188)	(182)
Taxes on income (income tax benefit)	(624)	2

Net loss	$(4,564)	$(184)

Net loss per share:
Basic	$(0.19)	$(0.01)
Diluted	$(0.19)	$(0.01)

Weighted average number of shares of common stock used in the computation of:
Basic	23,439	23,107
Diluted	23,439	23,107

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	Unaudited	Unaudited
Revenues	$48,776	$56,109
Cost of revenues	31,416	34,819

Gross profit	17,360	21,290
Operating expenses:
Research and development	13,308	12,108
Sales and marketing	3,713	4,002
General and administrative	2,551	2,946

Total operating expenses	19,572	19,056

Operating income (loss)	(2,212)	2,234
Other income:
Financial income, net	469	425

Income (loss) before taxes on income	(1,743)	2,659
Taxes on income (income tax benefit)	(624)	2
Net income (loss)	$(1,119)	$2,657

Net earnings (loss) per share:
Basic	$(0.05)	$0.11
Diluted	$(0.05)	$0.11

Weighted average number of shares of common stock used in the computation of:
Basic	23,439	23,107
Diluted	23,439	23,698

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(Unaudited)	(Unaudited)
GAAP net loss	$(4,564)	$(184)
Equity-based compensation expense
Included in cost of product revenues	132	202
Equity-based compensation expense
Included in R&D	882	1,383
Equity-based compensation expense
Included in SG&A	825	1,258
Amortization of intangible assets related to NXP transaction	2,196	2,498
Restructuring expenses (income)	(590)	—
Reversal of a reserve that was determined to be no longer needed due to the expiration of applicable statute of limitations included in costs of goods sold	—	(2,500)
Non-GAAP net income (loss)	$(1,119)	$2,657

Non-GAAP basic earnings (loss) per share	$(0.05)	$0.11
Non-GAAP diluted earnings (loss) per share	$(0.05)	$0.11

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$36,835	$33,912
Restricted deposits	121	121
Marketable securities and short term deposits	25,034	29,903
Trade receivables, net	29,877	25,170
Inventories	15,887	18,803
Other accounts receivable and prepaid expenses	6,450	6,302
Deferred income taxes	143	121

Total current assets	114,347	114,332

Property and equipment, net	7,391	7,786

Long term marketable securities and deposits	75,236	75,825
Severance pay fund	11,862	11,336
Intangible assets, net	8,261	10,434

Investment in other companies	2,200	2,200
Long term prepaid expenses and lease deposits	630	642

	98,189	100,437

Total assets	$219,927	$222,555

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payables	$19,683	$19,206
Other current liabilities	21,967	23,053

Total current liabilities	41,650	42,259
Accrued severance pay	12,998	12,419
Accrued pensions	837	774

Total long term liabilities	13,835	13,193

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	336,971	335,132
Accumulated other comprehensive income	257	355
Less – Cost of treasury stock	(117,493)	(119,280)
Accumulated deficit	(55,316)	(49,127)

Total stockholders’ equity	164,442	167,103

Total liabilities and stockholders’ equity	$219,927	$222,555